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                                                                    EXHIBIT 4.8



              THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE-SECURITIES MAY NOT BE OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF DECEMBER 8, 1993 BETWEEN THE ISSUER AND WHITNEY SUBORDINATED DEBT FUND, L.P., A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER'S PRINCIPAL OFFICE.


                           ADVANCE PHARMACY SERVICES, INC.

                               10.101% Promissory Note

$7,000,000                                                    New York, New York
                                                                December 8, 1993


         ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to the order of WHITNEY SUBORDINATED DEBT FUND, L.P., the principal sum of SEVEN MILLION and NO/100 DOLLARS ($7,000,000), on December 8, 2000, and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10.101% per annum. Interest shall be payable on the last Business Day (as defined below) of March, June, September and December of each year, commencing on December 31, 1993, until the principal amount hereof shall have been paid in full, whether at maturity or by acceleration or otherwise. Upon the occurrence and during the continuation of any Event of Default (as hereinafter defined), this Note shall bear additional interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid principal amount hereof at a rate of 2% per annum, which amount shall be payable by the Company in addition to, and at the same time as, the regular interest payments hereon, as set forth above. The term "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York.


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         All payments of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

         This Note is a 10.101% Senior Subordinated Promissory Note, authorized for issuance and sale pursuant to that certain Note and Warrant Purchase Agreement dated as December 8, 1993 (the "Purchase Agreement") between the Company and Whitney Subordinated Debt Fund, L.P. The Note issued pursuant to the Purchase Agreement and any other Notes issued in transfer or exchange of such Note or any such other Notes are referred to collectively as the "Notes". The Purchase Agreement contains, among other things, provisions for the acceleration of the maturity of the Notes upon the happening of certain events and for the amendment or waiver of certain provisions of the Purchase Agreement, all upon the terms and conditions therein specified.

         1. TRANSFER OR EXCHANGE OF NOTE. The Company shall keep at its office or agency maintained as provided in Section 5(a) hereof a register in which the Company shall provide for the registration of the Notes and for the registration of transfers and exchanges. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office or agency, and, without expense to such holder, receive in exchange therefore a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note.

         2. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Company, or in the case of


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any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver, in lieu of such Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on such Note.

         3. PERSONS DEEMED OWNERS; HOLDERS. The Company may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered at such time.

         4.   PREPAYMENTS.

         (a) MANDATORY PREPAYMENT. If the Company (i) consummates a public offering of any of its securities (or securities of any of its subsidiaries) pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, (ii) merges with or into another corporation in a transaction pursuant to which the Company is not the surviving corporation, or (iii) sells substantially all of the assets of the Company, the Company shall apply the net proceeds received by the Company and any such subsidiary in such public offering or other transaction (to the extent not required to be applied to the payment of any indebtedness of the Company to which the Notes may be subordinated) to the prepayment of the Notes (including interest on the principal amount through the date of prepayment), without penalty or premium.

         (b) OPTIONAL PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay this Note, in whole or in part, without penalty or premium, together with interest accrued on the amount prepaid to the date of prepayment.

         (c) NOTICE OF PREPAYMENT. The Company shall give written notice of prepayment of this Note or any portion hereof not less than five nor more than 30 Business Days prior to the date fixed for such prepayment. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portions thereof, as the case may be, so called for prepayment, at the principal amount hereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment.


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         (d) ALLOCATION OF PREPAYMENT. In the event of any prepayment of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

         (e) SURRENDER OF NOTE: NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the holder, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation thereon of the payment of the portion of the principal amount of this Note so prepaid.

         5.  MODIFICATION: WAIVER.

         (a) The Company may not, without the written consent of the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company thereunder, and the observance by the Company of any term or provision of the Notes may not be waived without the written consent of the holders of at least 51% in aggregate principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that without the consent of the holder of each Note so affected, no such modification or waiver shall:

         (i) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of any prepayment thereof; or

        (ii) give any Note any preference over any other Note; or

       (iii) reduce the applicable percentages of Notes, the consent of the holders of which is required for any such modification; and

         (b) Any such modification or waiver shall apply equally to all the holders of Notes and shall be binding upon them, upon each future holder of any Notes and upon the


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Company, whether or not such Notes shall have been marked to indicate such modification or waiver, but any Notes issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

         6. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         7. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

         8. HEADINGS. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

         IN WITNESS WHEREOF, ADVANCE PHARMACY SERVICES, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                             ADVANCE PHARMACY SERVICES, INC.



                             By:/s/David D. Halbert
                                ----------------------------
                                Title:  Chairman, CEO
                                      ----------------------


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